UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2010

GlobalOptions Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33700	30-0342273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, 27th Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 445-6262

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On November 11, 2010, the Company held a special meeting of its stockholders (the “Special Meeting”) for the purpose of, among other things, obtaining stockholder approval for the sale of all of the outstanding capital stock of The Bode Technology Group, Inc. (the “Bode Transaction”) pursuant to that certain Stock Purchase Agreement, dated August 11, 2010, by and among GlobalOptions Group, Inc., a Delaware corporation, GlobalOptions, Inc., a Delaware corporation and wholly-owned subsidiary of GlobalOptions Group, Inc., The Bode Technology Group, Inc., a Delaware corporation and LSR Acquisition Corp., a Delaware corporation (the “Purchase Agreement”).  The following matters were submitted to a vote of the Company’s stockholders at the Special Meeting: (i) approval of the Bode Transaction pursuant to the Purchase Agreement; and (ii) adjournment of the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the Bode Transaction if there are insufficient votes to approve the Bode Transaction.  The number of shares of common stock outstanding and eligible to vote as of the record date for the Special Meeting, September 15, 2010, was 14,453,670.

Each of the matters submitted to a vote of the Company’s stockholders at the Special Meeting was approved by the requisite vote of the Company’s stockholders.  Set forth below is the number of votes cast for and against, as well as the number of abstentions and broker non-votes, as to each such matter:

Proposal	For	Against	Abstain	Broker Non-Votes
Approval of the Bode Transaction	7,806,694	20,700	10,125	—

Adjournment of the Special Meeting	7,797,668	29,713	10,138	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 11, 2010	GLOBALOPTIONS GROUP, INC.

	By:	/s/ Jeffrey O. Nyweide
		Name:	Jeffrey O. Nyweide
		Title:	Chief Financial Officer and Executive Vice President